EXHIBIT 32.1

CERTIFICATION

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350, as adopted), the undersigned, Charles J. Drake, Chairman of the Board and Chief Executive Officer of Integral Vision, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

1.    The Company’s Quarterly Report on Form 10-QSB for the period ended June 30, 2006 (the “Quarterly Report”), to which this Certification is attached as Exhibit 32.1 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Quarterly Report and results of operations of the Company for the period covered by the Quarterly Report.

DATED: August 14, 2006

/s/ Charles J. Drake

Charles J. Drake
Chairman of the Board and
Chief Executive Officer

32